Exhibit 10.15

Amendment No. 2 to Employment Agreement

This Amendment to the Employment Agreement dated August 21, 2002 (the “Agreement”) is hereby made as of the 19th day of November, 2003, by and between Ramiro Ortiz (“Executive”) and BankUnited, FSB (the “Bank”), and is effective as of the date hereof.

Recitals

WHEREAS, the Bank and the Executive entered into an employment agreement on August 21, 2002 (the “Agreement”), as amended on August 23, 2002; and

WHEREAS, the Bank and the Executive have been advised by banking regulators that the Agreement should be amended to include certain regulatory provisions;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

1. The Agreement is hereby amended by adding a new Section 24, “Required Regulatory Provisions,” to read in its entirely as follows:

Section 24. Required Regulatory Provisions.

(a) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act (“FDI Act”), 12 U.S.C. §1828(k), and any regulations promulgated thereunder.

(b) Notwithstanding anything herein contained to the contrary, if the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U. S. C. §1818(e)(3) or 1818(g)(1), the Bank’s obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Executive all or part of the compensation withheld while the Bank’s obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

(c) Notwithstanding anything herein contained to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. §1818(e)(4) or (g)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Executive shall not be affected.

(d) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. §1813(x)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Executive shall not be affected.

(e) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision (“OTS”) or his designee or the Federal Deposit Insurance Corporation (“FDIC”), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. §1823(c); (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

2. All defined terms not otherwise defined herein shall have the meanings indicated in the Agreement.

3. Except as modified in writing by this or any other amendment to the Agreement, all other terms and conditions of the Agreement remain in full force and effect.

BankUnited, FSB		Executive:

By:		By:

Name:	Alfred R. Camner	Name:	Ramiro Ortiz
Title:	Chairman of the Board and Chief Executive Officer

ATTEST:

By:

Assistant Secretary

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